Exhibit 99.1

Bumble Inc. Announces First Quarter 2022 Results

Total Revenue Increased 24% to $211 million

Bumble App Revenue Increased 38% to $155 million

Bumble App Paying Users Increased 31% to 1.8 million; Grew 134,000 Quarter Over Quarter

AUSTIN, Texas, May 11, 2022 - Bumble Inc. (NASDAQ: BMBL), the parent company of Bumble, Badoo, and Fruitz, today reported financial results for the first quarter ended March 31, 2022.

"I am pleased by our strong first quarter results,” said Whitney Wolfe Herd, Founder and CEO of Bumble Inc. “Bumble App drove substantial revenue growth across the U.S. and international markets and delivered a significant sequential increase in paying users by continuing to focus on a woman-first experience built upon trust, kindness and safety. Our compelling brands, product leadership, and operational excellence position us well to capture a growing share of the global dating market."

First Quarter 2022 Financial and Operational Highlights:

(All comparisons relative to the First Quarter 2021)

•
Total Revenue increased 23.7% to $211.2 million compared to $170.7 million. This includes an unfavorable impact of $5.1 million from foreign currency movements year over year.
o
Bumble App Revenue grew 38.0% to $155.4 million.
o
Badoo App and Other Revenue, including Fruitz which was acquired in January 2022, declined 4.0% to $55.8 million.
•
Total Paying Users increased to 3.0 million.
•
Total Average Revenue per Paying User ("ARPPU") increased to $22.76, compared to $19.99.
•
Net earnings were $23.9 million and net earnings margin was 11.3%, compared to net earnings of $323.4 million and net earnings margin of 189.5%.
•
Adjusted EBITDA was $49.8 million, or 23.6% of revenue, compared to $46.1 million, or 27.0% of revenue.

“We are off to an excellent start for fiscal year 2022, exceeding our outlook for revenue and adjusted EBITDA in the first quarter,” said Anu Subramanian, CFO of Bumble Inc. “Total revenue grew 24% year over year in Q1, propelled by Bumble App, which saw growth in both paying users and average revenue per paying user. We also continued to deliver strong economics, including adjusted EBITDA of $50 million and net earnings of $24 million. Even amid the current dynamic operating environment, we believe the underlying momentum in our business remains robust.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Key Operating Metrics
Bumble App Paying Users	1,775.2	1,352.8
Badoo App and Other Paying Users	1,232.0	1,450.5
Total Paying Users	3,007.2	2,803.3
Bumble App Average Revenue per Paying User	$29.18	$27.75
Badoo App and Other Average Revenue per Paying User	$13.51	$12.76
Total Average Revenue per Paying User	$22.76	$19.99

Balance Sheet:

As of March 31, 2022, total cash and cash equivalents were $308.8 million and total debt was $622.3 million.

Financial results will not be final until Bumble files its quarterly report on Form 10-Q for the period. Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

Bumble anticipates Total Revenue and adjusted EBITDA for the second quarter and year ending December 31, 2022 to be:

Second quarter 2022:

•
Total Revenue in the range of $218 million to $221 million, which includes:
o
Impact from the conflict in Ukraine of $6 million, primarily in Badoo App and Other Revenue.
o
An unfavorable impact of $9 million from foreign currency movements, an increase of $2 million since the prior earnings call.
•
Bumble App Revenue of $167 million to $169 million. This includes an unfavorable impact of $5 million from foreign currency movements, an increase of $1 million since the prior earnings call.
•
Adjusted EBITDA in the range of $51 million to $53 million, including $4 million of incremental expenses the company expects to incur from complying with the Google Play billing mandate which started on April 1, 2022.

Full year 2022:

•
Total Revenue in the range of $934 million to $944 million, which includes:
o
Impact from the conflict in Ukraine of $20 million, primarily in Badoo App and Other Revenue.
o
An unfavorable impact of $28 million from foreign currency movements, an increase of $8 million from our prior outlook. At current foreign exchange rates, reported revenue would be at the lower end of the guidance range.
•
Bumble App year over year revenue growth of 34% to 36%. This includes an unfavorable impact of $15 million from foreign currency movements, an increase of $4 million since the prior earnings call.
•
Adjusted EBITDA margin in the range of 24.5% to 25%, including $16 million of incremental expenses the company expects to incur from complying with the Google Play billing mandate which started on April 1, 2022.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

With regards to the adjusted EBITDA outlook provided above, a reconciliation to GAAP net earnings (loss) has not been provided as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Conference Call and Webcast Information

Bumble will host a conference call and live webcast to discuss its first quarter 2022 financial results at 4:30 p.m. Eastern Time today, May 11, 2022. To listen to the live conference call, please dial toll free (833) 362-0206 or international (914) 987-7675, access code 7176236, approximately 10 minutes prior to the start of the call. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app subscription plan and/or in-app purchases on Bumble app in the relevant period.

Bumble App Average Revenue per Paying User is calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Bumble App Paying User is a user that has purchased or renewed a Bumble subscription plan and/or made an in-app purchase on the Bumble app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Average Revenue per Paying User is calculated based on Badoo App and Other Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on the Badoo app in a given month (or made a purchase on one of our other apps that we owned and operated in a given month (excluding Fruitz), or purchase on other third-party apps that used our technology in the relevant period). We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Average Revenue per Paying User is calculated based on Total Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by the Total Paying Users in such period divided by the number of months in the period.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. These measures include: adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow conversion. We believe adjusted EBITDA and adjusted EBITDA margin provide visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business and tax receivable agreement liability remeasurement (benefit) expense, as management does not believe these expenses are representative of our core earnings. In addition to adjusted EBITDA and adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business and tax receivable agreement liability remeasurement (benefit) expense.

Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the Coronavirus Disease 2019 (“COVID-19”) on our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of current developments in Russia, Ukraine and surrounding countries on our business and users, including the impact of our decision to discontinue our operations in Russia and remove our apps from the Apple App Store and Google Play Store in Russia and Belarus
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, political unrest, armed conflicts or natural disasters

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022, as such factors may be updated from time to time in our subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, and Fruitz. The Bumble platform enables people to connect and build equitable and healthy relationships. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center. Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Source: Bumble Inc.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$308,788	$369,175
Accounts receivable	46,693	47,538
Other current assets	58,276	52,751
Total current assets	413,757	469,464
Right-of-use assets	25,859	26,410
Property and equipment, net	15,073	14,627
Goodwill	1,581,833	1,540,112
Intangible assets, net	1,717,176	1,696,798
Deferred tax assets, net	21,562	19,090
Other noncurrent assets	20,142	9,319
Total assets	$3,795,402	$3,775,820
LIABILITIES AND BUMBLE INC. SHAREHOLDERS’ / BUZZ HOLDINGS L.P. OWNERS’ EQUITY
Accounts payable	$8,836	$19,169
Deferred revenue	40,679	39,924
Accrued expenses and other current liabilities	114,129	111,482
Current portion of long-term debt, net	2,588	2,588
Total current liabilities	166,232	173,163
Long-term debt, net	619,704	620,351
Deferred tax liabilities, net	11,177	—
Tax receivable agreement liability	388,980	388,780
Other liabilities	100,164	119,246
Total liabilities	$1,286,257	$1,301,540
Commitments and contingencies
Bumble Inc. Shareholders’ / Buzz Holdings L.P. Owners’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 129,519,804 and 129,212,949 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	1,296	1,292
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	—	—
Limited Partners’ interest	—	—
Additional paid-in capital	1,598,567	1,586,781
Accumulated deficit	(36,461)	(52,856)
Accumulated other comprehensive income	79,805	80,629
Total Bumble Inc. shareholders’ / Buzz Holdings L.P. owners’ equity	1,643,207	1,615,846
Noncontrolling interests	865,938	858,434
Total shareholders’ / owners’ equity	2,509,145	2,474,280
Total liabilities and shareholders’ / owners’ equity	$3,795,402	$3,775,820

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share / unit information)

(Unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Revenue	$211,199	$170,713
Operating costs and expenses:
Cost of revenue	56,781	47,747
Selling and marketing expense	56,829	46,838
General and administrative expense	26,446	126,524
Product development expense	25,195	35,045
Depreciation and amortization expense	26,929	26,955
Total operating costs and expenses	192,180	283,109
Operating earnings (loss)	19,019	(112,396)
Interest income (expense)	(5,883)	(7,729)
Other income (expense), net	13,230	6,991
Income (loss) before income taxes	26,366	(113,134)
Income tax benefit (provision)	(2,428)	436,576
Net earnings (loss)	23,938	323,442
Net earnings (loss) attributable to noncontrolling interests	7,543	(18,348)
Net earnings (loss) attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners	$16,395	$341,790
Net earnings (loss) per share / unit attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners
Basic earnings (loss) per share / unit	$0.13	$1.74
Diluted earnings (loss) per share / unit	$0.13	$1.69

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cash flows from operating activities:
Net earnings (loss)	$23,938	$323,442
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26,929	26,955
Changes in fair value of interest rate swaps	(10,817)	(2,944)
Changes in fair value of contingent earn-out liability	(20,709)	71,954
Non-cash lease expense	1,169	1,429
Deferred income tax	(2,961)	(441,682)
Stock-based compensation expense	17,557	45,823
Net foreign exchange difference	(5,705)	(2,307)
Other, net	8,365	2,787
Changes in assets and liabilities:
Accounts receivable	494	(21,075)
Other current assets	(5,989)	(7,234)
Accounts payable	(10,355)	(9,194)
Deferred revenue	106	2,101
Legal liabilities	(750)	(30,243)
Accrued expenses and other current liabilities	(1,919)	(5,907)
Other, net	5	513
Net cash provided by (used in) operating activities	19,358	(45,582)
Cash flows from investing activities:
Capital expenditures	(4,996)	(2,712)
Acquisition of business, net of cash acquired	(69,720)	—
Other, net	—	(31)
Net cash provided by (used in) investing activities	(74,716)	(2,743)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	2,358,371
Payments to purchase and retire common stock	—	(1,018,365)
Purchase of Common Units from Pre-IPO Common Unitholders in the initial public offering	—	(973,289)
Withholding tax paid on behalf of employees on stock-based awards	(5,708)	—
Repayment of term loan	(1,438)	(200,000)
Net cash provided by (used in) financing activities	(7,146)	166,717
Effects of exchange rate changes on cash and cash equivalents	2,117	(162)
Net increase (decrease) in cash and cash equivalents and restricted cash	(60,387)	118,230
Cash and cash equivalents and restricted cash, beginning of the period	369,175	128,029
Cash and cash equivalents and restricted cash, end of the period	308,788	246,259
Less restricted cash	—	257
Cash and cash equivalents, end of the period	$308,788	$246,002

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net earnings (loss)	$23,938	$323,442
Add back:
Income tax (benefit) provision	2,428	(436,576)
Interest (income) expense	5,883	7,729
Depreciation and amortization	26,929	26,955
Stock-based compensation expense	17,557	45,823
Employer costs related to stock-based compensation (1)	1,072	—
Litigation costs, net of insurance reimbursements (2)	2,817	234
Foreign exchange (gain) loss (3)	(2,395)	(3,843)
Changes in fair value of interest rate swaps(4)	(10,817)	(2,944)
Transaction and other costs(5)	3,108	13,502
Changes in fair value of contingent earn-out liability	(20,709)	71,954
Changes in fair value of investments	—	(196)
Adjusted EBITDA	$49,811	$46,080
Net earnings (loss) margin(6)	11.3%	189.5%
Adjusted EBITDA margin	23.6%	27.0%

Net cash provided by (used in) operating activities	$19,358	$(45,582)
Less:
Capital expenditures	(4,996)	(2,712)
Free cash flow	$14,362	$(48,294)
Operating cash flow conversion	80.9%	(14.1)%
Free cash flow conversion	28.8%	(104.8)%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value gain on interest rate swaps.
(5)
Represents transaction costs related to acquisitions and our offerings (IPO, the Reorganization and the secondary offering) such as legal, accounting, advisory fees and other related costs. Amount also includes employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation and advisory fees.
(6)
Net earnings margin for the three months ended March 31, 2021 includes a $441.5 million tax benefit related to the reversal of a deferred tax liability due to a restructuring of the Company’s international operations.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cost of revenue	$948	1,607
Selling and marketing expense	(1,322)	5,141
General and administrative expense	10,398	19,908
Product development expense	7,533	19,167
Total stock-based compensation expense	$17,557	$45,823

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cost of revenue GAAP	$56,781	$47,747
Stock-based compensation expense	(948)	(1,607)
Payroll tax expense related to stock-based compensation	(51)	—
Transaction and other costs	(83)	—
Cost of revenue non-GAAP	$55,699	$46,140

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Selling and marketing expense GAAP	$56,829	$46,838
Stock-based compensation expense	1,322	(5,141)
Payroll tax expense related to stock-based compensation	(153)	—
Transaction and other costs	(89)	—
Selling and marketing expense non-GAAP	$57,909	$41,697

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
General and administrative expense GAAP	$26,446	$126,524
Changes in fair value of contingent earn-out liability	20,709	(71,954)
Litigation costs, net of insurance proceeds	(2,817)	(234)
Stock-based compensation expense	(10,398)	(19,908)
Payroll tax expense related to stock-based compensation	(316)	—
Transaction and other costs	(1,711)	(13,502)
General and administrative expense non-GAAP	$31,913	$20,926

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Product development expense GAAP	$25,195	$35,045
Stock-based compensation expense	(7,533)	(19,167)
Payroll tax expense related to stock-based compensation	(552)	—
Transaction and other costs	(1,225)	—
Product development expense non-GAAP	$15,885	$15,878

(In thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Total costs and expenses GAAP	$165,251	$256,154
Stock-based compensation expense	(17,557)	(45,823)
Payroll tax expense related to stock-based compensation	(1,072)	—
Changes in fair value of contingent earn-out liability	20,709	(71,954)
Litigation costs, net of insurance proceeds	(2,817)	(234)
Transaction and other costs	(3,108)	(13,502)
Total costs and expenses non-GAAP	$161,406	$124,641